INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-1554, 333-1552, 333-18127 and 333-44253 of Midwest Express Holdings, Inc. on
Forms S-8 of our reports dated January 28, 2000 appearing in and incorporated by reference in the Annual Report on Form 10-K of Midwest Express Holdings, Inc. for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin

March 24, 2000